EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Lightbridge Provides Business Update and Announces Fiscal Year 2021 Financial Results

RESTON, Va., March 24, 2022 (GLOBE NEWSWIRE) – Lightbridge Corporation (Nasdaq: LTBR), an advanced nuclear fuel technology company, announced its financial results for the year ended December 31, 2021, and provided an update on the Company’s continued progress.

Seth Grae, President & Chief Executive Officer of Lightbridge Corporation, commented, “We achieved important milestones in our fuel development work in 2021 and continue to make excellent progress in executing our strategy despite war in Europe and continued impacts of the COVID-19 pandemic. Our working relationship with the U.S. government, including the Department of Energy (DOE), and its national labs, helps validate our technology in the industry and underscores the potential economic value of Lightbridge Fuel™. DOE awarded Lightbridge a second Gateway for Advanced Innovation in Nuclear (GAIN) voucher before we completed work on our first GAIN voucher, which is a rare accomplishment.”

“Lightbridge is the only company that is working to reinvent nuclear fuel for existing types of reactors. Our innovative nuclear fuel designs are backed by a global patent portfolio that covers both the design and manufacturing method of the fuel. We received three key patents from the U.S. Patent and Trademark Office in the fourth quarter related to our innovative metallic nuclear fuel assembly. We continue developing new intellectual property around all aspects of our fuel.”

“Lightbridge aims to play a central role in the expansion of nuclear power globally. Governments around the world recognize that if they want to reach the energy and emissions targets that they’ve set, they can’t even come close to doing it only with renewables. To have reliable baseload carbon-free energy, you have to include nuclear in the diversified energy mix. In late 2021, China announced plans to build up to 150 new nuclear reactors in the next 15 years. In addition, we are seeing broad interest in small modular reactor (SMR) technology, with several well-funded companies taking serious steps toward building these reactors. We are developing our fuel to work in the existing large reactors and in SMRs. The nuclear power industry has been more vocal about its role in decarbonization because it is imperative to bring tremendous amounts of new clean energy onto the system to meet energy and climate goals and to wean off dependency on fossil fuels.”

“As we look to 2022, Lightbridge is well-positioned for a strong year. We are reporting one of the strongest balance sheets in our history. We remain focused on leveraging our technical expertise and industry relationships to advance our fuel development program and position Lightbridge for long-term growth,” concluded Mr. Grae.

Financial Highlights

The Company strengthened its working capital position at December 31, 2021 and had no debt.

Cash Flows Summary

•	Cash and cash equivalents were $24.7 million at December 31, 2021, compared to $21.5 million at December 31, 2020, an increase of $3.2 million, consisting of the following:

o

Cash used in operating activities increased $2.4 million, from $8.6 million in 2020 to $11.0 million in 2021. Our 2021 operating cash flows reflect our net loss of $7.8 million, non-cash charges of $1.1 million, and a net decrease from changes in our working capital accounts of approximately $4.3 million. Decreases in operating cash flows caused by working capital changes include a net decrease in accounts payable and accrued expenses of $4.4 million, offset by a decrease in prepaid expenses and other current assets of $0.1 million. The decrease in accounts payable and accrued expenses is primarily related to the payment of the $4.2 million expense accrual recorded in 2020 related to the arbitration settlement.

o

Cash used in our investing activities for the year ended December 31, 2021, as compared to net cash used in our investing activities in 2020, decreased by approximately $0.2 million. The decrease was due primarily to a decrease in trademark costs.

o

Cash provided by financing activities increased $1.8 million from $12.4 million in 2020 to $14.2 million in 2021. This increase was primarily due to an increase in the net proceeds from the issuance of common stock by our at-the-market (ATM) facility in 2021.

Balance Sheet Summary

•	Total assets were $25.0 million and total liabilities were $0.2 million at December 31, 2021. Working capital was $24.7 million at December 31, 2021 versus $17.1 million in 2020. This increase of $7.6 million in working capital was due primarily to the factors stated above in the cash flows summary.

•	Stockholders’ equity was $24.8 million at December 31, 2021 as compared to $17.2 million at December 31, 2020.

•	On October 29, 2021, the Company entered into a share exchange agreement with the holder of all of the outstanding Series A Preferred Stock, pursuant to which all of the outstanding Series A Preferred Stock was exchanged for 262,910 shares of the Company’s common stock based on the exchange of $2.6 million in accumulated liquidation preference into shares of common stock at a rate of $10 per share, without any cash payments by either party. The Series A Preferred Stock outstanding as of December 31, 2021 and 2020 was 0 and 699,878 shares, respectively

•	On December 3, 2021, the Company entered into a series of share exchange agreements with all the holders of the Company’s Series B Preferred Stock. Upon the closing of the exchange, the Company issued an aggregate of 522,244 shares of common stock based on the exchange of $5.2 million in accumulated liquidation preference into shares of common stock at a rate of $10 per share, without any cash payments by any party. The Series B Preferred Stock outstanding as of December 31, 2021 and 2020 was 0 and 2,666,667 shares, respectively.

2

Operations Summary

•	General and administrative expenses for the year ended December 31, 2021 were $7.1 million compared to $8.3 million for the prior year, a decrease of $1.2 million in 2021. There was a decrease in professional fees of $2.2 million primarily due to a decrease in the legal and professional fees relating to the settlement to terminate the Enfission joint venture, a decrease in amortization expense of $0.1 million and a decrease in business development expenses of $0.1 million. These decreases were offset by an increase of $0.6 million in stock-based compensation expense, an increase of $0.2 million in consulting fees, an increase of $0.2 million in insurance expense, and an increase of $0.2 million in director compensation as the result of an increase in the size of the board of directors.

•	Lightbridge’s total research and development expenses amounted to $1.4 million for the year ended December 31, 2021 compared to $0.9 million for the year ended December 31, 2020, an increase of $0.5 million. There was an increase of $0.5 million in outside research and development work with the DOE’s national laboratories related to the GAIN voucher and an increase of $0.2 million in patent expense. These increases were offset by a decrease in employee compensation and employee benefits of $0.2 million.

•	Total other operating income was $0.6 million for the year ended December 31, 2021, compared to other operating income of $0.1 million for the year ended December 31, 2020, an increase of $0.5 million. This increase was due to the final cash distribution from the dissolved Enfission joint venture of $0.1 million and an increase in grant income – noncash from the GAIN voucher of $0.4 million. Grant income – noncash is recorded on a gross method, with the grant income shown as other operating income and the related costs as a charge to research and development expenses.

•	Interest income generated from the interest earned from our treasury bills and our bank savings account was not significant for either of the years ended December 31, 2021 and 2020.

•	Net loss for the year ended December 31, 2021 was $7.8 million compared to $14.4 million for 2020. This decrease of $6.6 million was primarily due to the decrease in arbitration settlement costs of $4.2 million, a decrease in the patent impairment loss of $1.2 million and the expenses mentioned above.

3

About Lightbridge Corporation

Lightbridge (NASDAQ: LTBR) is an advanced nuclear fuel technology development company positioned to enable carbon-free energy applications that will be essential in preventing climate change. The Company is developing Lightbridge Fuel™, a proprietary next-generation nuclear fuel technology for Small Modular Reactors, as well as existing light-water reactors, which significantly enhances reactor safety, economics, and fuel proliferation resistance. To date, Lightbridge has been awarded twice by the U.S. Department of Energy’s Gateway for Accelerated Innovation in Nuclear program to support development of Lightbridge Fuel™. Lightbridge’s innovative fuel technology is backed by an extensive worldwide patent portfolio. Lightbridge is included in the Russell Microcap® Index. For more information, please visit: www.ltbridge.com.

For an introductory video on Lightbridge, please visit www.ltbridge.com or click here to watch the video.

To receive Lightbridge Corporation updates via e-mail, subscribe at https://www.ltbridge.com/investors/news-events/email-alerts

Lightbridge is on Twitter. Sign up to follow @LightbridgeCorp at http://twitter.com/lightbridgecorp.

Forward Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing and outcome of research and development activities, other steps to commercialize Lightbridge Fuel™ and future governmental support and funding for nuclear energy. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to: the Company’s ability to commercialize its nuclear fuel technology; the degree of market adoption of the Company’s product and service offerings; the Company’s ability to fund general corporate overhead and outside research and development costs; market competition; our ability to attract and retain qualified employees; dependence on strategic partners; demand for fuel for nuclear reactors, including small modular reactors; the Company’s ability to manage its business effectively in a rapidly evolving market; the availability of nuclear test reactors and the risks associated with unexpected changes in the Company’s fuel development timeline; the increased costs associated with metallization of our nuclear fuel; public perception of nuclear energy generally; changes in the political environment; risks associated with war in Europe and risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people, economies, and the Company’s ability to access capital markets; changes in the laws, rules and regulations governing the Company’s business; development and utilization of, and challenges to, our intellectual property; risks associated with potential shareholder activism; potential and contingent liabilities; as well as other factors described in Lightbridge’s filings with the Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

A further description of risks and uncertainties can be found in Lightbridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in its other filings with the Securities and Exchange Commission, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Statements”, all of which are available at www.sec.gov and www.ltbridge.com.

Investor Relations Contact:

Matthew Abenante, IRC

Director of Investor Relations

Tel: +1 (646) 828-8710

ir@ltbridge.com

*** tables follow ***

4

LIGHTBRIDGE CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2021	2020

ASSETS
Current Assets
Cash and cash equivalents	$24,747,613	$21,531,665
Prepaid expenses and other current assets	113,452	172,460
Total Current Assets	24,861,065	21,704,125
Other Assets
Trademarks	101,583	85,562
Total Assets	$24,962,648	$21,789,687

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$171,521	$382,130
Accrued legal settlement costs	—	4,200,000
Total Current Liabilities	171,521	4,582,130

Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 authorized shares
Convertible Series A preferred shares, 0 and 699,878 shares issued and outstanding at December 31, 2021 and 2020, respectively (liquidation preference $0 and $2,613,025 at December 31, 2021 and 2020, respectively)	—	699
Convertible Series B preferred shares, 0 and 2,666,667 shares issued and outstanding at December 31, 2021 and 2020 (liquidation preference $0 and $4,897,517 at December 31, 2021 and 2020, respectively)	—	2,667
Common stock, $0.001 par value, 13,500,000 authorized, 9,759,223 shares and 6,567,110 shares issued and outstanding at December 31, 2021 and 2020, respectively	9,759	6,567
Additional paid-in capital	161,772,641	146,353,232
Accumulated deficit	(136,991,273)	(129,155,608)
Total Stockholders’ Equity	24,791,127	17,207,557
Total Liabilities and Stockholders’ Equity	$24,962,648	$21,789,687

5

LIGHTBRIDGE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended
	December 31,
	2021	2020

Revenue	$—	$—

Operating Expenses
General and administrative	7,133,618	8,312,583
Research and development	1,366,496	891,626
Legal settlement costs	24,940	4,200,000
Patent write-off and impairment loss	—	1,169,644
Total Operating Expenses	8,525,054	14,573,853

Other Operating Income
Distribution from joint venture	119,641	—
Grant income -noncash	527,927	72,709
Total Other Operating Income	647,568	72,709

Total Operating Loss	$(7,877,486)	$(14,501,144)

Other Income
Interest income	8,127	83,878
Foreign currency transaction gain	33,694	—
Total Other Income	41,821	83,878

Net Loss Before Income Taxes	(7,835,665)	(14,417,266)
Income taxes	—	—
Net Loss	$(7,835,665)	$(14,417,266)

Accumulated Preferred Stock Dividend	(477,991)	(512,953)
Deemed additional dividend on preferred stock due to the beneficial conversion feature	(213,720)	(222,196)
Deemed dividend upon induced conversions of Series A and Series B Preferred Stock to common stock	(3,509,328)	—
Net Loss Attributable to Common Shareholders	$(12,036,704)	$(15,152,415)

Net Loss Per Common Share
Basic and diluted	$(1.71)	$(3.59)
Weighted Average Number of Common Shares Outstanding	7,035,510	4,216,568

6

LIGHTBRIDGE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,
	2021	2020
Operating Activities
Net Loss	$(7,835,665)	$(14,417,266)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Common stock issued for services	254,994	17,000
Stock-based compensation	826,493	53,341
Patent write-off and impairment loss	—	1,169,645
Amortization of patents	—	100,117

Changes in operating working capital items:
Other receivable from joint venture	—	400,000
Prepaid expenses and other current assets	59,008	(125,089)
Accounts payable and accrued liabilities	(140,919)	31,831
Accrued legal settlement costs	(4,200,000)	4,200,000
Net Cash Used in Operating Activities	(11,036,089)	(8,570,421)

Investing Activities
Trademarks	(16,021)	(210,436)
Net Cash Used in Investing Activities	(16,021)	(210,436)

Financing Activities
Net proceeds from the issuances of common stock	14,821,354	12,328,520
Net proceeds from the exercise of stock options	270,857	25,013
Payments for taxes related to net share settlement of equity awards	(824,153)	—
Net Cash Provided by Financing Activities	14,268,058	12,353,533

Net Increase in Cash and Cash Equivalents	3,215,948	3,572,676

Cash and Cash Equivalents, Beginning of Year	21,531,665	17,958,989

Cash and Cash Equivalents, End of Year	$24,747,613	$21,531,665

Supplemental Disclosure of Cash Flow Information
Cash paid during the year:
Interest paid	$—	$—
Income taxes paid	$—	$—
Non-Cash Financing Activities:
Accumulated preferred stock dividend	$691,711	$735,149
Conversion of Series A preferred stock to common stock and common stock issued for payment of Series A dividend	$36	$—
Common stock issued pursuant to RSUs	$188	$—
Common stock issued to directors and consultants for services	$44	$—
Exchanges of preferred stock Series A and B to common stock	$3,330	$—
Payment of accrued liabilities with common stock	$69,690	$17,000

7